SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               -------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 13, 2002



                             ICT TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


                  Delaware                 0-29805                13-4070586
        (State or Other Jurisdiction    (Commission             (IRS Employer
             of Incorporation)           File Number)        Identification No.)


                                Joshua Shainberg
           122 East 42nd Street, 17th Floor, New York, New York 10168

               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code (212) 551-1085


                               -------------------

Item 1.     Changes in Control of Registrant
Item 2.     Acquisition or Disposition of Assets

On May 13, 2002, ICT Technologies, Inc. issued 78 million shares of its common stock to EurophoneUSA, Inc.USA, Inc. in return for EurophoneUSA, Inc.'s entering into an agreement to transfer certain assets to ICT. After the issuance, EurophoneUSA, Inc. owned 85 % of the outstanding common stock of ICT. EurophoneUSA, Inc. is wholly owned by Mr. Vasilios Koutsobinas, and
EurophoneUSA, Inc. immediately distributed 68 million shares to him. The conveyance of assets to ICT closed in July 2002.

This transaction was structured by Nick Kontonicolas, who acted as advisor on the transaction. Mr. Kontonicolas is the chairman of C. Trade Inc., specializes in internet, telecom, insurance, real estate and has 18 years' experience in the automotive and transportation services industry.

EurophoneUSA, Inc., Mr. Koutsobinas, Mr. Kontonicolas and Joshua Shainberg are parties to a voting agreement pursuant to which they all agree to vote their shares as directed by Mr. Koutsobinas and further agree not to dispose of more than 2 million ICT shares each in any year. Mr. Koutsobinas, EurophoneUSA, Inc., Mr. Kontonicolas and Joshua Shainberg will hold 10 million shares, 68 million shares, 6 million shares and 5.96 million shares, respectively, of ICT common stock which will be subject to the agreement, representing in the aggregate 98 % of ICT's total outstanding stock. The agreement expires on June 30, 2007.

The purpose of the issuance was to convert ICT into a distribution company, initially for telecom products, air conditioners and motorcycles. In return for issuing the shares to EurophoneUSA, Inc., ICT received assets from EurophoneUSA, Inc. and related companies, as described below.

EurophoneUSA, Inc. contributed 2 1/2 million GSM cellular telephones and 32 million GSM SIM card chips to ICT.

EurophoneUSA, Inc. assigned to ICT all of its right, title and interest in and to an exclusive distribution agreement dated June 9, 2002, with Ningbo Bird Corporation Ltd., a corporaton organized under the laws of and doing business in the Peoples Republic of China. Ningbo manufactures mobile phones in Fenghua, Zhejiang. The agreement gives ICT the exclusive right to distribute these mobile phones for so long as ICT purchases at least 30,000 phones per month and at least 400,000 phones each year. ICT has ordered 40,000 phones for the month of July. The prices of the phones is adjusted each quarter by agreement of the parties.

EurophoneUSA, Inc. also assigned to ICT all its right, title and interest in and to an exclusive distribution agreement dated July 1, 2002 with 9278 Communication, Inc., a corporation organized under the laws of and doing business in New York. EurophoneUSA, Inc. has a campaign called the 9278 Program to market, distribute and sell air time in long distance telephone services activated by individual personal identification numbers. Pursuant to the assigned agreement, 9278 acts as the exclusive distributor of prepaid air time for EurophoneUSA, Inc. for the 9278 Program.

EurophoneUSA, Inc. assigned to ICT all its right, title and interest in and to an exclusive agreement dated December 29, 2001 (the term of which commenced on February 1, 2002) with Giantco, Limited, a corporation organized under the laws of Hong Kong, Special Administrative Region of the Peoples Republic of China. Giantco manufactures motorcycles in factories in the PRC. Pursuant to this agreement, ICT is the exclusive distributor for Giantco motorcycles in world wide and must purchase at least 30,000 motorcycles per year and at least 2,000 motorcycles per month. These minimum requirements have been stayed until September 2002. ICT will market the motorcycles under the trade name Eurospeed.

EurophoneUSA, Inc. assigned to ICT all its right, title and interest in and to a sole agent agreement dated dated December 29, 2001 with Guangdong Chigo Air Conditioning Co., Ltd. Guangdong Chigo manufactures air conditioners in Guangdong, PRC in a factory that employs 8,000 workers. Guangdong Chigo produces 3 million air conditioners each year and is one of China's largest world-wide distributors of air conditioners. Pursuant to this agreement, ICT is the exclusive distributor for Guandong Chigo's products in North, South and Central America and parts of Europe. ICT is obligated to purchase a minimum of 200,000 air conditioners in the year ending January 31, 2003, and 300,000 air conditioners in each year ending on January 31 thereafter until 2007, when the contract expires. Minimum amounts for each year are divided equally among each month in the year. The failure to meet any month's minimum could lead to cancellation of the agreement by Guandong Chigo. These minimum requirements have been stayed until September 2002. ICT is required to advertise the air conditioners in a reasonable fashion.

All prices for the foregoing contracts are fixed and settled in US Dollars. All suppliers under the contracts require letters of credit to ship goods. ICT plans to secure these letters of credit for the benefit of suppliers with letters of credit obtained from the customers to whom the goods are ultimately to be delivered.

Sales and Distribution

ICT has entered into an agreement with EurophoneUSA, Inc. that makes EurophoneUSA, Inc. the purchasing agent for ICT for telecom products, air conditioner and motorcycles. Using its experience in the area, EurophoneUSA, Inc. will place orders as agent for ICT. ICT will coordinate shipments to ICT customers and ICT will receive payment for the goods directly from the customers. ICT will pay EurophoneUSA, Inc. a portion of the gross profit realized on sales of its products to be agreed upon in the future.

Management

The Executive Officers and Directors of ICT are as set forth below.

         Vasilios Koutsobinas       Chief Executive Officer, Director

         Joshua Shainberg           President, Director

         Nick Kontonicolas          Vice President, Director

         Bindiya Moorjani           Secretary, Treasurer and Director

         Esmaraldo Diaz             Director

         Charlie Newstein           Director

         Peter Tingus               Director

         Steve Tsavaris             Director

Mr. Koutsobinas, 48, is the Chief Executive Officer of The Europhone Group of Companies, Inc.

Mr Shainberg, 46, has been president and a director of ICT Technologies, Inc. since February 1997.

Mr. Kontonicolas, 41, is Chief Executive Officer of C. Trade, Inc., an internationally known investment firm based in the United States, Greece, Italy, England, China and India.

Dr. Bindiya Moorjani, 34, has been Secretary, Treasurer and Director of ICT Technologies, Inc. since August 2000.

Mr. Diaz, 38, is the vice president of the loan department of Ponce de Leon Bank, Bronx, New York.

Mr. Newstein, 57, has been an attorney since 1968. He is a Municipal Court Judge in North Miami Beach.

Mr. Tingus, 30, is a lawyer in New York with experience in international insurance law.

Mr. Tsavaris, 53, has been the president of Ponce de Leon Bank, Bronx, New York, for more than five years..

Item 4. Changes in Registrant's Certifying Accountant.


                               CHANGE OF AUDITOR

Effective July 22, 2002 ICT accepted the resignation of its prior certifying accountant, Thomas P. Monahan and retained as its new certifying accountant, Edward R. Engels. Thomas P. Monahan 's reports on ICT's financial statements for ICT's last two fiscal years contained no adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by ICT's Board of Directors.

During ICT's last two fiscal years and subsequent interim periods, there have been no disagreements between ICT and Thomas P. Monahan on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Thomas P. Monahan, would have caused them to make a reference to the subject matter of the disagreements in connection with its reports. A letter from Thomas
P. Monahan is attached as Exhibit 16 to this Form 8-K.

Effective July 22, 2002 ICT engaged Edward R. Engels as its principal accountant. During the two most recent fiscal years and subsequent interim periods before such engagement date, ICT did not consult Edward R. Engels regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Exhibit
Number         Exhibit Title
------         -------------

10.1* Distribution Agreement dated June 9, 2002 by and among Ningbo Bird Corporation and EurophoneUSA, Inc.

10.2* Distribution Agreement dated July 1, 2002 by and among 9272 Communication, Inc. and EurophoneUSA, Inc.

10.3* Distribution Agreement dated December 29, 2001 by and among Giantco Limited and EurophoneUSA, Inc.

10.4* Voting Agreement dated as of July 24, 2002 by and among EurophoneUSA, Inc., Vasilios Koutsobinas, Nick Kotonicolas and Joshua Shainberg

16 Letter from Thomas P. Monahan dated as of July 22, 2002 regarding change in Certifying Accountant


*To be filed by Amendment to this Form 8-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the 26th day of July, 2002.

                                            ICT TECHNOLOGIES, INC.



                                             By /s/ Joshua Shainberg
                                                --------------------------------
                                                    Joshua Shainberg, President